Exhibit 99.1

Coherus Oncology Announces Special Dividend of Biosimilar Contingent Value Rights

– Entitles holders to receive net proceeds from sale of remaining Legacy Biosimilar Assets –

– Completes transformation of Coherus Oncology into a fully integrated, innovative immuno-oncology company –

REDWOOD CITY, Calif., August 17, 2026 (GLOBE NEWSWIRE) -- Coherus Oncology, Inc. (NASDAQ: CHRS) (“Coherus”, “Coherus Oncology” or the “Company”) today announced a special dividend of contingent value rights (each, a “CVR” and collectively, the “CVRs”), which will be distributed on a pro rata basis to stockholders of record of the Company’s common stock as of 5:00 p.m., New York City time, on September 30, 2026 (the “Record Date”).  The distribution date for the CVRs (the “Distribution Date”) will be October 7, 2026.

“We believe now is the right time to divest our remaining biosimilar assets and complete our transformation into a focused, innovative oncology company,” said Denny Lanfear, President & Chief Executive Officer of Coherus Oncology. “We believe the assets underpinning this CVR, comprising  biosimilars patents, intellectual property, a royalty stream, cell lines and other materials, would be an attractive bolt on for an existing biosimilars company or serve as a solid foundation for a new entrant into biosimilars. This is particularly true as draft FDA guidance would no longer require comparative clinical efficacy trials or switching studies for biosimilar approvals. We view this CVR dividend as a disciplined and shareholder-focused approach that seeks to unlock value from assets that are no longer central to our strategy, while we enhance our focus on increasing shareholder value through innovative oncology.”

CVR Terms

The CVRs will provide the Company’s stockholders with the opportunity to receive any future cash payments based on the net cash proceeds that the Company receives from the sale or other monetization of certain assets associated with the Company’s former biosimilars business (the “Legacy BioSim Assets”) and from the sale of any non-cash consideration that the Company receives from such sales or other monetizations.

The Legacy BioSim Assets include:

●Patents and intellectual property
●Royalties under an existing license agreement
●Cell lines
●Related materials such as laboratory notebooks, regulatory filings, and product samples.

Pursuant to the terms and conditions set forth in a contingent value rights agreement entered into between the Company and Equiniti Trust Company, LLC, which will be included as an exhibit to the Form 8-K that the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) on August 17, 2026, holders of the CVRs will be entitled to receive their pro rata share of any net cash proceeds, and the net cash proceeds from the sale of other non-cash consideration,  actually received by the Company from third parties in consideration for the sale of the Legacy BioSim Assets or as licensing fees under any licensing agreement for the Legacy BioSim Assets.  The Company intends to immediately commence a sale process for the Legacy BioSim Assets, and has retained an investment bank as a capital markets advisor to assist the Company in this regard.

To be eligible to receive the CVRs, an investor must be a stockholder of record as of the Record Date.  Investors should contact their brokers with any questions regarding their holder status as of the Record Date.  The CVRs will be non-transferrable, will not be listed on any securities exchange, and will not have a public trading market.  The CVRs will not bear interest.  The CVRs will expire on October 7, 2028, the second anniversary of the Distribution Date.  If the Company does not receive any net proceeds from the sale or other monetization of the Legacy BioSim Assets or the non-cash consideration received in respect thereof prior to the expiration date, the CVRs will expire without payment.  No payments on the CVRs will be made after the expiration date.  In addition, the Company is party to the Loan and Security Agreement, dated as of August 12, 2026, with Innovatus Life Sciences Lending Fund I, L.P., as collateral agent, and the lenders thereunder (the “Loan Agreement”), which contains certain restrictions on the disposition of the Legacy BioSim Assets and payments under the CVR. The CVRs will not be certificated, represent equity or ownership interests in the Company or have voting rights. Under the terms of the contingent value rights agreement, the CVRs are expressly subject to the requirements of the 2026 Loan Agreement. Shares of the Company’s common stock will remain outstanding, listed, and freely tradable following the distribution, and will continue to represent an investment in the Company.

Further Information

The Company’s stockholders are also encouraged to review the FAQ that will be included as an exhibit to the Form 8-K that the Company intends to file with the SEC on August 17, 2026 and available on the Investors & Media – Shareholder Services section of the Company’s website.  Stockholders who hold their shares through a broker should note that the crediting of CVRs may be subject to the practices and procedures of such intermediary. In certain circumstances, including where shares are rehypothecated or loaned out, different mechanics may apply. Stockholders are encouraged to contact their broker directly for confirmation and for additional information regarding the timing and manner in which the CVRs will be reflected in their accounts.

About Coherus Oncology

Coherus Oncology is a fully integrated commercial-stage innovative oncology company with an approved next-generation PD-1 inhibitor, LOQTORZI® (toripalimab-tpzi), growing revenues and a promising proprietary pipeline that includes two mid-stage clinical candidates targeting liver, head and neck, colorectal and other gastrointestinal cancers. The Company’s strategy is to grow sales of LOQTORZI in nasopharyngeal carcinoma and advance the development of new indications for LOQTORZI in combination with both its pipeline candidates as well as its partners, driving sales multiples and synergies from proprietary combinations.

Coherus’ immuno-oncology pipeline includes multiple antibody immunotherapy candidates focused on enhancing the innate and adaptive immune responses to enable a robust antitumor response and enhance outcomes for patients with cancer. Casdozokitug is a novel IL-27 antagonistic antibody currently being evaluated in a randomized Phase 2 study in patients with HCC. Tagmokitug (CHS-114) is a highly selective cytolytic anti-CCR8 antibody currently in Phase 1b/2a studies in patients with advanced solid tumors, including head and neck cancer, colorectal cancer, gastric cancer, and esophageal cancer.

Forward-Looking Statements

The statements in this press release include express or implied forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended about Coherus that involve risks and uncertainties relating to future events and the future performance of Coherus. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity,” “likely,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding: anticipated distribution of the CVRs; the expected record date and distribution date; the potential monetization of the Coherus’ legacy biosimilars assets; the timing and likelihood of any payments to holders of the CVRs; the potential impact of Coherus’ 2026 Loan Agreement on its ability to make CVR payments; and other statements that are not historical facts; and the assumptions underlying or relating to such statements.

These forward-looking statements are based on Coherus’ current plans, estimates and projections. Such forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those contemplated in any forward-looking statements. Such risks and uncertainties include, without limitation: uncertainties about the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, economic performance, indebtedness, financial condition and losses on Coherus’ prospects, business and operations in the future; risks and uncertainties in executing collaboration agreements and other joint ventures; risks and uncertainties of conducting clinical trials; the risks of Coherus’ dependence on an ability to raise funds, which may not be available on acceptable terms or at all; and risks and uncertainties of any litigation, regulatory actions and other legal proceedings.

All forward-looking statements contained in this press release speak only as of the date of this press release. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further discussion of these and other factors that could cause Coherus’ future results to differ materially from any forward-looking statements see the section entitled “Risk Factors” in Coherus’ Quarterly Report on Form 10-Q for the period ended June 30, 2026, filed with the SEC on August 5, 2026, as updated by Coherus’ subsequent reports filed with the SEC.

LOQTORZI® is a registered trademark of Coherus Oncology, Inc.

©2026 Coherus Oncology, Inc. All rights reserved.

Coherus Oncology Contact Information:

For Investors:
Carrie Graham
VP, Investor Relations & Advocacy
IR@coherus.com